EXHIBIT 10.2

AGREEMENT

This Agreement (this “Agreement”) is dated as of August 5, 2014, between Vycor Medical, Inc., a Delaware corporation (the “Company”), and Fountainhead Capital Management Limited (“Fountainhead”).

RECITALS

WHEREAS, the Company and Fountainhead have mutually determined that it is in the best interests of the Company that Fountainhead enter into a Stock Sale Plan under Rule 10b5-1 (the “Plan”) with respect to Fountainhead’s current holdings of the Company’s Common Stock.

WHEREAS, as an inducement to Fountainhead entering into the Plan, the Company is willing to extend the expiration date of certain warrants currently held by Fountainhead and Fountainhead is willing to enter into the Plan in consideration of such extension.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Fountainhead agree as follows:

AGREEMENT

1)

Rule 10b5-1 Plan.  On or before August 31, 2014, Fountainhead shall enter into a Stock Sale Plan under Rule 10b5-1 (the “Plan”) in respect of its current Company shares. Pursuant to the Plan, Fountainhead will appoint a Broker-Dealer to sell a specified amount of Company shares (up to a maximum per quarter equivalent to 1% of the then issued and outstanding shares of Company Common Stock) at a price which shall not be less than $4.50 per share.  The Plan to be adopted by Fountainhead shall be in the form attached hereto as Exhibit A and shall only be amended by the mutual agreement of both the Company and Fountainhead. This Agreement does not relate to any future Company shares Fountainhead may receive as a result of consulting fees, warrant exercises or the conversion of Series D Preferred Stock issuable pursuant to the Share Exchange Agreement, nor to the sale of the Series D Preferred Stock itself.

2)

Extension of Warrants.  Concurrent with Fountainhead entering into the Plan, the Company shall extend the expiration date of (a) Fountainhead’s existing 343,411 warrants exercisable at $1.88 per share expiring on February 10, 2015 and (b) 337,517 Warrants exercisable at $2.63 per share expiring on September 29, 2015 to August 5, 2017.  In all other respect, such warrants shall remain unchanged and shall remain enforceable in accordance with their original terms.

3)

Entire Agreement.  This Agreement, together with the exhibits hereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4)

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing delivered by fax or e-mail transmission and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Eastern Time) or (b) the next day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto later than 5:30 p.m. (Eastern Time). The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5)

Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Fountainhead or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Fountainhead (other than by merger).  Fountainhead may assign any or all of its rights under this Agreement to any Person to whom such Fountainhead assigns or transfers any of the securities, provided that such transferee agrees in writing to be bound, with respect to the transferred securities, by the provisions of the this Agreement that apply to Fountainhead.

7)

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8)

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Boca Raton. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Boca Raton, Palm Beach County for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then in addition to the obligations of any party, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9)

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10)

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

11)

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Fountainhead and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

12)

Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of Company stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Company common stock that occur after the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VYCOR MEDICAL, INC. /s/ David Cantor	Address for Notice: 6401 Congress Ave. Suite 140 Boca Raton, FL 33487
By:__________________________________________ Name: David Cantor Title: President With a copy to (which shall not constitute notice):	Fax: (631) 794-2444
Robert Diener, Esq. 56 Laenani Street Haiku, HI 96708 Fax: (310) 362-8887

FOUNTAINHEAD CAPITAL MANAGEMENT LIMITED /s/ Gisele La Miere	Address for Notice: Portman House Hue Street St. Helier Jersey JE4 5RP, C.I
By:__________________________________________ Name: Gisele La Miere Title: For and on behalf of Moulton Limited--Director /s/ Carole Dodge	Fax: +44 1534 630113
By:__________________________________________ Name: Carole Dodge Title: For and on behalf of Moulton Limited--Director